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                                                                       Exhibit 5

                  [HELLER, HOROWITZ & FEIT, P.C. LETTERHEAD]



                                March 22, 1996


Trimedyne, Inc.
2801 Barranca Road
Irvine, California 92619

Attention: Peter T. Hyde
           President

Gentlemen:

        As counsel for your Company, we have examined your certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws we have deemed relevant for the purpose of this opinion.

        We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-8, covering the registration under the Securities Act of 1933, as amended, of up to 866,060 Shares of Common Stock, $0.01 par value, of the Company ("Common Stock").

        Our review has also included the exhibits and form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

        On the basis of such examination, we are of the opinion that:

        1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts, as described in the Registration Statement.

        2. The Company has an authorized capitalization of 15,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.








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Trimedyne, Inc.
March 22, 1996
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        3.  The Common Stock has been duly and validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable shares of Common Stock.

        We hereby consent to the use of our name in the Registration Statement and Prospectus and we also consent to the filing of this opinion as an exhibit thereto.

                                           Very truly yours,


                                           /s/ HELLER, HOROWITZ & FEIT, P.C.
                                           -----------------------------------
                                           HELLER, HOROWITZ & FEIT, P.C.